UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 `
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 4, 2021

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)
4200 Stone Road
Kilgore, Texas 75662
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (903) 983-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partnership interests	MMLP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

Departure of Sean P. Dolan as a Director

On February 4, 2021, Sean P. Dolan departed from his position as member of the board of directors of Martin Midstream GP LLC, the general partner (the "General Partner") of Martin Midstream Partners L.P. (the "Partnership") due to his departure from Alinda Capital Partners. Mr. Dolan's departure from the board of directors of the General Partner was not the result of any disagreements with the General Partner or the Partnership. The Partnership would like to thank Mr. Dolan for his dedicated service.

Appointment of Director

Appointment of Chris Reid as a Director

On February 8, 2021, Chris Reid was appointed to be a member of the board of directors of the General Partner of the Partnership. Mr. Reid is a Director and member of the Global Investments Team at Alinda Capital Partners and has 10 years of experience in infrastructure. Prior to joining Alinda in 2012, he was an analyst in the industrials group at Deutsche Bank. He has a B.A. from Yale University. Alinda holds a 49% non-controlling voting interest (50% economic interest) in MMGP Holdings, LLC, which is the sole member of the General Partner.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P. By: Martin Midstream GP LLC, Its General Partner
Date: February 9, 2021	By: /s/ Sharon L. Taylor
Sharon L. Taylor
Vice President and Chief Financial Officer